UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 28, 2005

                  ReliaStar Life Insurance Company of New York
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
                            (State of Incorporation)

                                   333-114338
                            (Commission File Number)

                                   #13-3919096
                      (IRS Employer Identification Number)

1000 Woodbury Road, Suite 208, Woodbury, NY                      11797
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code ............800-963-9539


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THIS FILING IS MADE IN  ACCORDANCE  WITH ITEM NO. 1.01 OF SECTION 1 OF FORM 8-K:
ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 22, 2005, ReliaStar Life Insurance Company of New York ("RLNY") entered into a new, one-year unsecured reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING-AIH"), a Delaware corporation and indirect parent of RLNY (the "Agreement"). The Agreement replaced the reciprocal loan agreement dated January 1, 2004 between RLNY and ING-AIH that expired by its terms on January 30, 2005. The purpose of the Agreement is to facilitate the financing of the short term cash requirements of each party to the agreement by permitting each party to extend financing to, and borrow from, the other party. The Agreement provides that the maximum outstanding amount (including principal and accrued interest) that RLNY may borrow from ING-AIH or that ING-AIH may borrow from RLNY shall not exceed five percent (5%) of the admitted assets of RLNY as of December 31 of the applicable preceding year and as determined by New York Insurance Law Sections 107 (a)(3) and 1301. Interest on any borrowing under the Agreement will be charged at a rate based on the lowest quoted effective interest rate of U.S. commercial paper available for purchase with a term equivalent to the term of borrowing under the Agreement.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  ReliaStar Life Insurance Company of New York
                                  (Registrant)


Date: February 28, 2005                /s/Linda E. Senker
                                       ------------------
                                          Linda E. Senker